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EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
To the Board of Directors AirRover Wi-Fi Corp. (Formerly Air-Q Wi-Fi Corporation and formerly Covenant Financial Corporation)

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 12, 2004, except note 8 which is dated March 3, 2004, which appears in the Registrant’s form 10-KSB for the two years ended December 31, 2003.

/s/ MALONE & BAILEY, PLLC
Malone & Bailey, PLLC Houston, Texas
June 11, 2004